UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 18, 2007 (April 16, 2007)

CASS INFORMATION SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	2-80070	43-1265338
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

13001 Hollenberg Drive
Bridgeton, Missouri	63044
(Address of principal executive offices)	(Zip Code)

(314) 506-5500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On April 16, 2007, Cass Information Systems, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter of fiscal year 2007. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information reported under this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 16, 2007, the Company’s Board of Directors approved an amendment to Article VI, Section 6.1 of the Company’s Amended and Restated Bylaws to permit the issuance and transfer of both certificated and uncertificated shares of capital stock. The Board approved such amendment to comply with new rules enacted by The Nasdaq Stock Market, Inc. (“Nasdaq”) requiring all Nasdaq-listed securities to be eligible to participate in a direct registration program. A copy of the Second Amended and Restated Bylaws is included as Exhibit 3.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Second Amended and Restated Bylaws of Cass Information Systems, Inc.

99.1	Press release issued by Cass Information Systems, Inc. dated April 16, 2007 regarding first quarter 2007 earnings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2007

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Lawrence A. Collett
Name:	Lawrence A. Collett
Title:	Chairman and Chief Executive Officer

By:	/s/ P. Stephen Appelbaum
Name:	P. Stephen Appelbaum
Title:	Chief Financial Officer

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